UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2022
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock	RJF PrA	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	RJF PrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 15, 2022, the Compensation and Talent Committee (“Committee”) of the Board of Directors of Raymond James Financial, Inc. (“Company”) approved a grant to Paul C. Reilly, the Company’s Chair and Chief Executive Officer (“CEO”), of a special one-time equity retention award, effective December 15, 2022, with a grant date fair value at target of $15 million.

The special one-time equity retention award consists 60% of performance-based restricted stock units (“PRSUs”) that will vest at target (100%) only if the Company achieves a minimum of 15% adjusted average after-tax return on equity over a three-year measurement period (with a modifier applied for achievement of certain levels of relative total shareholder return over the same period), and 40% of time-based restricted stock units (“RSUs”) that will vest on the third anniversary of the grant date, as further described below. In accordance with the Board’s succession planning process for the CEO, during the vesting period of the award Mr. Reilly will continue to prepare internal candidates from whom the Board may select the Company’s next CEO. During this time Mr. Reilly may also begin a transition to Executive Chair. The award is intended to incentivize Mr. Reilly to continue service with the Company and to execute the Board’s plan for a successful transition of the CEO role.

The Committee determined that granting this special one-time equity retention award is in the best interests of the Company and its shareholders and that the amount and terms of the award described herein are appropriate. Among other things, the Committee considered Mr. Reilly’s long track record of strong performance and the importance of his navigating the Company through a smooth CEO transition in accordance with the Board’s succession plan. The Committee also conducted an extensive market analysis with the assistance of the Committee’s independent compensation consultant. The Committee determined that the structure of the award is consistent with the outstanding equity elements of Mr. Reilly’s regular annual compensation and is aligned with the Company’s overall executive equity compensation program. As this award is a special one-time equity retention award, it is not part of Mr. Reilly’s regular annual compensation.

Susan Story, lead director on the Company’s Board of Directors, noted: “During Paul’s tenure as Chair and CEO, his proven capabilities and his deep knowledge of our business have greatly benefited our associates, advisors and shareholders. Since joining Raymond James as President in 2009 and assuming the CEO role in 2010, Paul has led the significant growth of our organization across all of its business segments and built the infrastructure necessary to distinguish the firm as the “Premier Alternative to Wall Street” for its advisors, clients, associates and shareholders.”

Under Mr. Reilly’s leadership, the Company has delivered record results and further enhanced its capabilities to serve the most sophisticated financial needs of its advisors and their clients. Specifically, during Mr. Reilly’s 12-year tenure, the Company has:

•Grown its market capitalization from $3.2 billion as of September 30, 2010 to $21.3 billion as of September 30, 2022 (a 17% compound annual growth rate (“CAGR”))
•Increased annual net revenues from $2.9 billion in fiscal 2010 to $11.0 billion in fiscal 2022, a 12% CAGR
•Increased pre-tax income from $362 million in fiscal 2010 to $2.0 billion in fiscal 2022, a 15% CAGR
•Achieved a 533% total shareholder return (“TSR”) from May 3, 2010 through September 30, 2022 that is more than double the average TSR of the reference peer group of 197% and the TSR of the S&P 500 Index(1) of 221% during the same period(2)
•Deployed capital prudently by completing approximately 20 acquisitions, which have strengthened our capabilities to achieve future growth

(1) S&P 500 index results are market-capitalization weighted.
(2) Data provided by Pay Governance LLC from Standard & Poor's Capital IQ database. TSR is based on a 20-day trading average beginning and ending adjusted share price for the periods as of May 3, 2010 and September 30, 2022.

The special one-time equity retention award consists of both performance-vesting and time-vesting RSUs to be awarded under the Company’s Amended and Restated 2012 Stock Incentive Plan (“Plan”) and has the following characteristics:

•Sixty percent (60%) of the award consists of PRSUs that will vest, if at all, based on the performance of the Company’s adjusted average after-tax return on common equity during a three-year measurement period (“Adjusted ROE”), in accordance with the following scale:

Adjusted 3-Year Average ROE		RSU Vesting Percentage
≥	20%	150%
	18%	125%
	15%	100%
	12%	75%
	10%	50%
<	10%	0%

•A second performance indicator, the Company’s relative total shareholder return (“rTSR”) from the grant date through September 30, 2025, ranked on a percentile basis compared to a defined peer group, will be applied as a modifying factor (the “rTSR Adjustment”) that may increase or decrease the final payout results by up to 20 percent as follows (with results to be interpolated between values):

Company rTSR Percentile Ranking		Adjustment to ROE Result
≥	75th %	120%
=	50th %	100% (no adjustment)
≤	25th %	80%

(The components of the peer group and additional details regarding Adjusted ROE and the rTSR Adjustment are set forth on pages 26-27 and 33-34 of the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders, filed with the SEC on January 12, 2022 (“2022 Proxy”).)

•Forty percent (40%) of the award consists of time-based RSUs that will vest on the third anniversary of the grant date.

•The award will vest on December 15, 2025.

To enhance its retentive effect, the special one-time equity retention award is subject to continued service requirements that are more restrictive than those applicable to our standard retention awards. Specifically, this special equity award is subject to forfeiture in its entirety if Mr. Reilly’s service terminates during the vesting period for any of the following reasons:

•Retirement
•Voluntary Termination without Good Reason

(In addition, with respect to the period prior to a Change in Control or a Corporate Transaction, the definition in the Plan of “Good Reason” has been modified for purposes of this award to mean the appointment of Mr. Reilly, within two years of the award’s grant date, to a position other than the Company’s CEO.)

The special one-time equity retention award is also subject to the Company’s enhanced Compensation Recoupment Policy (“clawback”), whereby the Committee may recover excess compensation and/or require forfeiture of the unvested portion of an award under certain circumstances, as described in the 2022 Proxy.

The preceding description of the special one-time equity award is only a summary and is qualified in its entirety by the respective terms of the Forms of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement with Mr. Reilly, for PRSUs and for time-based RSUs, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.	Description
10.1
Form of Restricted Stock Unit Award Notice and Agreement for Special Retention Award (performance-based vesting with rTSR) for Mr. Paul C. Reilly under the Amended and Restated 2012 Stock Incentive Plan.

10.2	Form of Restricted Stock Unit Award Notice and Agreement for Special Retention Award (time-based vesting) for Mr. Paul C. Reilly under the Amended and Restated 2012 Stock Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: December 19, 2022	By:	/s/ Paul M. Shoukry
Paul M. Shoukry
Chief Financial Officer and Treasurer